UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Central Pacific Financial Corp.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[CENTRAL PACIFIC FINANCIAL CORP. LETTERHEAD]

PO Box 3590
Honolulu, HI 96811

June 18, 2004

Dear Shareholder:

        Please be advised that Central Pacific Financial Corp. today paid its second quarter dividend of $0.16 per share to shareholders of record as of May 21, 2004. A cash dividend of $0.16 per share was also declared in the previous quarter.

        Because your Central Pacific Financial Corp. stock is held for you by a bank, broker or other nominee, your dividend has been paid to your holder of record for distribution to you or credit to your account, depending on the arrangements you have in place with such institution.

        As the second quarter comes to a close, we are very pleased to report that we are actively working together with CB Bancshares, Inc. to prepare for the proposed merger of the two companies, which was agreed to on April 22, 2004 by the Boards of Directors of both companies. We expect to be sending you a detailed proxy statement shortly, which we urge you to read carefully. The proxy statement will contain information regarding the proposed merger, our special shareholders meeting and the procedure for casting your vote.

        We would like to thank you for your continued support, as we strive to build the best community bank for Hawaii.

Sincerely,

Clint Arnoldus
Chairman, President and Chief Executive Officer

        Investors and security holders are urged to read the proxy statement and any other relevant documents (when available) filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of documents filed with the SEC at the SEC's Internet web site at (www.sec.gov). Such documents may also be obtained free of charge from Central Pacific by directing such request to: Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813, Attention: David Morimoto, (808) 544-0627.

        Central Pacific and its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Central Pacific in connection with the merger. Information about the directors and executive officers of Central Pacific and their ownership of and interests in Central Pacific stock is set forth in the proxy statement for Central Pacific's 2004 Annual Meeting of Shareholders.